Exhibit 10.1

WATERS INSTRUMENTS, INC.®

Corporate Headquarters
12705 26th Avenue N
Suite 102
Minneapolis, MN 55441
763 551 1125
763 509 7450 fax

August 29, 2005	Rochester Facility
2112 15th St NW
Rochester, MN 55901
507 288 7777
507 252 3700 fax

John Frederick	Ellendale Facility
5805 Garden Ave	906 Fifth Avenue E
Edina, MN 55436	Ellendale, MN 56026
507 684 3721
507 684 3722 fax

corpinfo@wtrs.com
www.wtrs.com

John:

I would like to offer you the position of Executive Vice President of Sales and Business Development with Waters Instruments, Inc.  The details of the position are confirmed below:

Title:	Executive Vice President of Sales and Business Development
First Day of Employment:	August 31, 2005
Location:	Based in Plymouth, travel to Ellendale as needed
Report to:	Jerry Grabowski, President and CEO
Salary:	$165,000 with bonus potential of 40% first year of employment
Stock Options:	35,000 shares
Vacation:	208 hours accrued first year of employment
Benefits:	Insurance eligibility begins September 1, 2005. Health, Dental, Life Insurance, and Disability premiums will be reimbursed as taxable income
401(k) eligibility begins after 6 months of employment

I hope to welcome you to Waters Instruments, Inc.  If you have any questions, please let me know.

Sincerely,

/s/ Jerry Grabowski